UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Alaska Communications Systems Group, Inc. and subsidiaries (the “Company”) conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee invited several firms to participate in this process, including KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 2005.

As a result of this process and following careful deliberation, on March 30, 2016, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm effective immediately and the engagement of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2015 contained an explanatory paragraph stating that “As discussed in Note 1 to the consolidated financial statements, Alaska Communications Systems Group, Inc. has changed its method of accounting for the presentation of debt issuance costs due to the adoption of ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, and has changed its method of accounting for the presentation of deferred tax liabilities and deferred tax assets due to the adoption of ASU 2015-17, Balance Sheet Classification of Deferred Taxes.”

KPMG’s audit report on the Company’s internal control over financial reporting as of December 31, 2014 stated that the Company has not maintained effective internal control over financial reporting because of the effect of a material weakness related to the failure to maintain an effective control environment and risk assessment and monitoring activities that ensure there are sufficient qualified accounting resources.

KPMG’s audit report on the Company’s internal control over financial reporting as of December 31, 2015 stated that the Company has not maintained effective internal control over financial reporting because of the effect of material weaknesses related to an ineffective control environment, specifically personnel with inadequate knowledge of the design, operation and documentation of internal controls over complex, non-routine transactions; and ineffective management review and other controls over the accounting for complex, non-routine transactions, including accounting for income taxes.

During the fiscal years ended December 31, 2015 and 2014, and in the subsequent period through March 30, 2016, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) other than as described above with regards to internal control over financial reporting, no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company confirms that KPMG discussed the subject matter of each material weakness described above with the Audit Committee and that the Company has authorized KPMG to respond fully to the inquiries of Moss Adams concerning the subject matter of each material weakness.

The Company provided KPMG with a copy of this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of KPMG’s letter, dated April 4, 2016, is attached as Exhibit 16.1.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On March 30, 2016, the Audit Committee approved the engagement of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The engagement of Moss Adams became effective March 31, 2016. In deciding to engage Moss Adams, the Audit Committee reviewed auditor independence and existing commercial relationships with Moss Adams and concluded that Moss Adams has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 31, 2014 and 2015, and in the subsequent interim period through March 31, 2016, neither the Company nor anyone acting on its behalf has consulted with Moss Adams on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

Exhibit 16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 5, 2016	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated April 4, 2016